Exhibit 4.1

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT IN FAVOR OF ANY PERSON OTHER THAN THE HOLDER HEREOF, SHALL BE VALID OR EFFECTIVE UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

WARRANT

TO PURCHASE

COMMON STOCK

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

Incorporated Under the Laws of the State of Delaware

No. W-1	Warrant to Purchase
Holder: William Blair & Company, L.L.C.	72,533 Shares of Common Stock (subject to adjustment)

THIS CERTIFIES THAT, for value received, the above named holder or its assigns is entitled to subscribe for and purchase during the period specified in this Warrant the number of shares (the “Warrant Stock”) set forth above (subject to adjustment as hereinafter provided) of fully paid and non-assessable shares of the Common Stock, par value $0.001 per share (the “Common”), of VIRTUAL RADIOLOGIC CONSULTANTS, INC., a Delaware corporation (the “Corporation”), at a per share price equal to the Warrant Price, subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms not otherwise defined shall have the meanings set forth in Section 13 hereof.

1)	Duration. The right to subscribe for and purchase shares of Common represented hereby shall expire at 5:00 P.M. Central Standard Time, on May 2, 2010.

2)	Method of Exercise, Payment; Issuance of New Warrant. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation and by the payment to the Corporation of the then applicable Warrant Price for the shares being acquired. Payment of the Warrant Price shall be made by certified check payable to the order of the Company. In the event of any exercise of the rights represented by this Warrant, (i) stock certificates for the shares of Common so purchased shall be delivered to the Holder hereof, and unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof and shall be dated the date of this Warrant, and (ii) stock certificates for the shares of Common so purchased shall be dated the date of exercise of his Warrant, and the Holder exercising this Warrant shall be deemed for all purposes to be the Holder of the shares of Common so purchased as of the date of such exercise. Such stock certificates (and new Warrant, if applicable) shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of said Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said Holder. The Corporation shall pay all expenses and charges payable in connection, with the preparation, execution and delivery of stock certificates (and new Warrants, if applicable) pursuant to this paragraph except that, in case such stock certificates shall be registered in a name or names other than the Holder of this Warrant or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

3)	Transfer of Securities.

(a)	Restrictions on Transfer. The securities represented by this Warrant are subject to restrictions on transfer and to the terms of an irrevocable proxy pursuant to a Stockholders’ Agreement among the issuer of this Warrant and certain holders of the issuer’s securities. No transfer of such securities will be valid unless the conditions to transfer contained in the Stockholders’ Agreement have been satisfied. All transferees of this Warrant and the securities issuable hereunder will take them subject to the terms and conditions of the Stockholders’ Agreement, including the restrictions on transfer and the irrevocable proxy contained therein. A copy of the Stockholders’ Agreement may be obtained at no cost by written request made by the holder of this Warrant to the Secretary of the Corporation.

(b)	Compliance with Laws; Restrictive Legend.

i.	The Holder of this Warrant, or if the Holder is a custodian, the beneficial owner of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s (or beneficial owner’s) own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common to be issued upon exercise hereof except under circumstances that will not result in a violation of any federal or state securities laws. Upon exercise of the Warrant, the Holder shall as a condition to such exercise, if requested by the Company, confirm in writing, in a form satisfactory to the Company that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

ii.	So long as this Warrant or any Warrant Stock is not freely transferable, the certificates evidencing this Warrant or such Warrant Stock shall be stamped or otherwise inscribed with an appropriate legend to such effect, provided that whenever the restrictions imposed by this Section 3 shall terminate, as herein above provided, the Holder of any Warrant then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Corporation, without expense to such Holder, one or more new certificates for such securities not bearing the restrictive legend set forth in Section 3 hereof.

4)	Exchange of Warrants. On receipt of evidence reasonably satisfactory to the Company of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity bond or other security in an amount reasonably satisfactory as sufficient security, or in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

5)	Adjustment of Warrant Price and Number of Shares. The number of shares of Common issuable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows, provided, however, in no event shall the Warrant Price be reduced to less than $.01:

(a)	Reclassification Consolidation or Merger In case of any reclassification or change of outstanding Common issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change — other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination — of outstanding Common issuable upon such exercise) or the acquisition of 66 2/3% of the then outstanding shares of Common (on a fully diluted basis) by any Person or group (as defined pursuant to Section 13 under the Securities Exchange Act of 1934, as amended) the rights of the Holders of this Warrant shall be adjusted in the manner described below:

i.	In the event that the Corporation is the surviving corporation, this Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the Holder of this Warrant, upon the exercise thereof, shall procure, in lieu of each share of

Common theretofore issuable upon such exercise, the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common issuable upon such exercise had exercise of this Warrant, occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this clause (i) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

ii.	In the event that the Corporation is not the surviving corporation, the surviving corporation shall, without payment of any additional consideration therefore, issue a new Warrant, providing that upon exercise thereof, the Holder thereof shall procure in lieu of each share of Common theretofore issuable upon exercise of this Warrant the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this clause (ii) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(b)	Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide, reverse split or combine the securities as to which purchase rights under the Warrant exist, into a different number of securities of the same class, the Warrant Price per share for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination or reverse split and the number of shares which the Holder hereof shall be entitled to receive upon exercise shall be correspondingly appropriately adjusted.

(c)	Adjustment of Number of Shares. Upon the occurrence of each adjustment or readjustment pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant in detail the facts upon which such adjustment of readjustment is based.

6)	Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated

(including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and the number of shares issuable upon the exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each Holder promptly after each adjustment.

7)	Fractional Shares. No fractional shares of Common shall be issued in connection with any exercise of this Warrant, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price then in effect, to the extent sufficient funds are legally available to make such cash payment on the date of such exercise of this Warrant.

8)	Shares To be Fully Paid: Reservation of Shares. The Corporation covenants and agrees that all Common stock issued upon exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. The Corporation further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Corporation will at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of Common to provide for the exercise of the rights represented by this Warrant.

9)	Registration. The Corporation and Holder acknowledge and agree that this Warrant is subject to the rights, privileges obligations set forth in that certain Investor Rights Agreement by and between the Corporation, the Investors and William Blair & Company, L.L.C. dated May 2, 2005.

Miscellaneous.

(a)	Governing Law. This warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

(b)	Amendments. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by the Holder and, if it is to be bound thereby, by the Corporation.

(c)	Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(d)	Notices. All notices, requests and other communications required or permitted to be given or delivered to the Holders of this Warrant or the Warrant Stock issuable upon exercise thereof shall be in writing, and shall be mailed (by first class mail, postage prepaid) to each Holder of this Warrant or the Warrant Stock issuable upon exercise thereof at its address, shown on the books of the Corporation.

10)	Definitions. For the purposes of this Warrant the following terms have the following meanings:

“Board” shall mean the Board of Directors of the Corporation.

“Common” shall mean the Corporation’s Common Stock, par value $0.001 per share, and any stock into which such stock may hereafter be changed.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holders” shall mean William Blair & Company, L.L.C. or its registered assigns. The term “Holder” shall mean one of the Holders.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

“Property” shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Stock” shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

“Warrant Price” shall mean $0.01 per share, subject to adjustment pursuant to the provisions of Section 5 hereof.

“Warrant” shall mean this Warrant.

“Warrant Stock” shall mean at any time, the shares of the then Common outstanding upon exercise of any part of this Warrant and the Common Stock then issuable upon exercise of the then Warrant by the Holder thereof, provided, however, that Warrant Stock shall not be deemed to include any shares after such shares have been registered under the Securities Act and sold pursuant to such registration or any shares sold without registration under the Securities Act in compliance with Rule 144, or Pursuant to any other exemption from registration under the Securities Act to a Person who is free to resell such shares without registration or restriction under the Securities Act, and provided, further, that at any time subsequent to the closing of a firmly underwritten initial public offering of Common Stock by means of a registration statement filed by the Company with the United States Securities and Exchange Commission, Warrant Stock shall not include any shares which are eligible to be sold without registration under the Securities Act in compliance with subsection (k) of Rule 144.

Dated: May 2, 2005

VIRTUAL RADIOLOGIC CONSULTANTS, INC.

By:	/s/ Sean O. Casey
Name:	Sean O. Casey
Title:	CEO

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of              Shares of Common Stock of                      and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                      whose address is                                                       and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (ZipCode)

NOTICE The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

PARTIAL ASSIGNMENT

[To be executed only upon exercise of the Warrant]

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto                      the right to purchase                      shares of Common Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint                                      attorney to transfer that part of the said Warrant on the books of the within name Corporation.

Signature

Dated:	Signature Guaranteed

FOR USE BY THE CORPORATION ONLY

This Warrant No. W-             canceled (or transferred or exchanged) this                      day of                     , 19    ,                     shares of Common Stock issued therefor in the name of                     , Warrant No. W-             issued for                      shares of Common Stock in the name of